UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

The Smith & Wollensky Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16505 (Commission File Number)	58-2350980 (IRS Employer Identification No.)
880 Third Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
(212) 838-2061 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

As of January 31, 2007, La Cité Associates, L.P. (“Cité Associates”), a subsidiary of The Smith & Wollensky Restaurant Group, Inc. (the “Company”), entered into a Settlement Agreement and certain related documents with Rockefeller Center North, Inc., the landlord (“Landlord”) of the restaurant space occupied by the Cité restaurant (“Cité”) in New York City. The Settlement Agreement, among things, settled the lawsuit in which the Landlord alleged that Cité Associates was obligated to pay, but had not paid, percentage rent since January 1, 2001, with the Landlord acknowledging that Cité Associates was not, and to the end of the original lease term (i.e., September 30, 2009) will not be, obligated to pay any percentage rent. In addition, unrelated to the lawsuit, on January 31, 2007, management of the Company adopted a plan to close Cité to the public on April 2, 2007. The Company decided to close Cité because it was unable to achieve a level of income from operations that was in line with the Company’s expectations. Pursuant to the Settlement Agreement, Cité is required to make a one-time settlement payment to the Landlord of $85,000 and will then receive its $100,000 letter of credit posted with the Landlord as a security deposit under the lease. Cité Associates also agreed to terminate its lease for Cite and vacate the premises by April 6, 2007.

The Company estimates that the total cash charges for closing Cité will be between approximately $100,000 and $150,000 relating to employee severance and benefits. The Company expects to incur non-cash charges of approximately $750,000 relating the acceleration of depreciation of Cité’s net fixed assets through the closing date. The total cash and non-cash charges relating to the closing of Cité is expected to be between approximately $850,000 and $900,000. The Company expects to amend this report if it determines that estimates for charges associated with the closing of Cité will vary materially from the estimates provided in this report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the first week of January, the following bonuses were paid to the Company’s executive officers for their services rendered to the Company during 2006:

Executive Officer	Title	Bonus Amount
Eugene I. Zuriff	President and a Director	$60,000
Samuel Goldfinger	Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary	$50,000

In addition, Mr. Goldfinger’s salary was increased from $170,000 to $190,000 commencing on January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
By:	/s/ Samuel Goldfinger
Samuel Goldfinger
Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary

Date:	February 5, 2007